Exhibit 99.1

AFC ENTERPRISES ANNOUNCES DIRECTOR RETIREMENT

AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes® restaurants, today announced that John F. Hoffner is retiring from the Board of Directors following the expiration of his current term and will not stand for re-election at the annual shareholders meeting in 2013. Mr. Hoffner has served on the Board of Directors since 2006 and currently serves as the chair of the Audit Committee and as a member of the People Services (Compensation) Committee.

“It has been a privilege to serve with my colleagues on our Board and management team over these past seven years,” said Mr. Hoffner. “Together, through our new strategic plan, I believe we have transformed Popeyes. The Company’s prospects for the future have never been brighter, and the value we have worked hard to deliver to all of our stakeholders has never been greater.”

John M. Cranor, III, Chairman of the Board of the Directors, stated: “John has contributed enormously to the success of our enterprise since he joined the Board in 2006 through his dedication and commitment to helping us drive shareholder value. John’s experience, guidance and enthusiasm for the Popeyes brand will be missed.”

Cheryl A. Bachelder, Chief Executive Officer and Board Member, stated: “During his tenure, John was a valuable counselor to members of management and a great resource for his fellow Board members. All of us on the Board and the senior management team wish John the very best in his retirement.”

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of December 30, 2012 Popeyes had 2,104 operating restaurants in the United States, 3 territories and 26 foreign countries. AFC’s primary objective is to deliver superior sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. AFC Enterprises can be found at www.afce.com.

Forward-Looking Statements

Certain statements in this release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our credit facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our credit facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

AFC Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations

(404) 459-4673 or investor.relations@afce.com

Media inquiries:

Alicia Thompson, Vice President, Communications & Public Relations

(404) 459-4572 or popeyescommunication@popeyes.com